BT0434B                                                              Appendix I

                               BT GLOBAL INVESTORS

                 Amendment No. 3 to the Declaration of Trust and
                     Amended and Restated Establishment and
                       Designation of Series of Shares of
               Beneficial Interest (par value $0.00001 per share)
                          Dated as of January 11, 1996


          The undersigned, being the Trustees of BT Global Investors, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Sections 9.3(a) and 9.3(f) of the Trust's Declaration of Trust, dated as of July 24, 1995 (the "Declaration"), hereby amend and restate the first sentence of
Section 1.1. of the Declaration to read in its entirety "The name of the trust is "BT Advisor Funds"."

          Pursuant to Article VI, Section 6.9 of the Declaration, the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration to change the names of the eight initial series of Shares (as defined in the Declaration) (each a "Fund" and collectively the "Funds") of the Trust.

         1.       The Funds shall be redesignated, respectively, as follows:

                  Capital Appreciation Fund
                  Small Cap Fund
                  Latin American Equity Fund
                  Pacific Basin Equity Fund
                  International Equity Fund
                  Global High Yield Securities Fund
                  Equity 500 Equal Weighted Index Fund - Advisor Class Shares Equity 500 Equal Weighted Index Fund - Institutional Class
                     Shares
                  U.S. Bond Index Fund - Advisor Class Shares
                  U.S. Bond Index Fund - Institutional Class Shares
                  EAFE Equity Index Fund - Advisor Class Shares
                  EAFE Equity Index Fund - Institutional Class Shares
                  Small Cap Index Fund - Advisor Class Shares
                  Small Cap Index Fund - Institutional Class Shares

and shall have the following special and relative rights:

          2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration.

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The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

          3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

          4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration.

          5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or any other series hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series.


         IN WITNESS WHEREOF, the undersigned have signed this instrument as of January 11, 1996. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.




                                               Philip W. Coolidge
                                               As Trustee and not Individually




                                               Bruce E. Langton
                                               As Trustee and not Individually




                                               Martin J. Gruber
                                               As Trustee and not Individually




Richard J. Herring                            Harry Van Benschoten
As Trustee and not Individually               As Trustee and not Individually

BT0434B